Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Aggressive Growth Fund, Fidelity Growth Company Fund and Fidelity New Millennium Fund series of Fidelity Mt. Vernon Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 45 to the Trust's Registration Statement on Form N-1A (File Nos. 002-79755 and 811-03583) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 42 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

January 25, 2006